UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2020

LIVEXLIVE MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38249	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9200 Sunset Boulevard, Suite #1201

West Hollywood, CA 90069

(Address of principal executive offices) (Zip Code)

(310) 601-2500

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	LIVX	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The information described under Item 7.01 below is incorporated by reference in this Item 5.02.

Item 7.01 Regulation FD Disclosure.

At the present time and in light of the recent Covid-19 situation, LiveXLive Media, Inc. (the “Company”) is affirming its financial guidance for its fiscal year ended March 31, 2020 as follows: revenue between $38-$40 million, adjusted operating loss between $12-$14 million, capex between $2-$3 million and live streaming up to 40 live festivals and events.

During the period of ongoing Covid-19 coronavirus pandemic and government actions taken in response, the Company continues to evaluate its business and operations as they evolve in light of the Covid-19 uncertain environment. As a result, the Company has instituted certain actions (as described in more detail below) with the main objectives of (i) retaining its employee base, (ii) keeping the Company in the strongest financial position possible and (iii) delivering the best music service to its fans, brands and bands. While the Company cannot determine the full extent of Covid-19’s impact on its business at the present time, it is monitoring the ever-changing situation closely and will be prepared to discuss the business in greater detail in the near future, including its 2020 year-end earnings results conference call scheduled for June 2020.

The following actions have been taken by the Company. On April 7, 2020, the Company’s executive officers and other senior management, desiring to demonstrate confidence in the Company and to assist the Company’s near term objectives in light of the ongoing epidemic, agreed to accept a reduction in their monthly base salaries (as set forth below) in exchange for shares of the Company’s common stock that will vest in full in early calendar year 2021 (the “Vesting Shares”). This compensation adjustment is anticipated to be in place through the first fiscal quarter ending June 30, 2020, subject to further review by the Company’s board of directors (the “Board”) and executive management. During this period, the Company’s Chief Executive Officer, President, Chief Financial Officer and other executive officers agreed to accept 50% of their monthly base salaries with Vesting Shares, and forego any cash bonuses that maybe owed to them with respect to the Company’s fiscal year ended March 31, 2020, with any such bonuses to be paid in Vesting Shares. In addition, the remaining employees of the Company will receive between 10% to 25% reductions in their monthly base salaries, to be paid in lieu in Vesting Shares, for the same quarterly period as indicated above, subject to further review by the Board and executive management. Such Vesting Shares will be subject to the Board’s final approval.

The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEXLIVE MEDIA, INC.

Dated: April 13, 2020	By:	/s/ Robert S. Ellin
	Name:	Robert S. Ellin
	Title:	Chief Executive Officer and Chairman of the Board of Directors

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